UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2016 (May 26, 2016)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor, New York, New York 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Sequential Brands Group, Inc. (the “Company”) was held on May 26, 2016. The stockholders of the Company voted as follows on the matters set forth below.

1.       Election of Three Class II Directors. The following nominees for director were elected to serve for terms expiring at the annual meeting of stockholders in 2019, based on the following votes:

				Broker
Names	For	Against	Abstain	Non-Votes
Rodney S. Cohen	42,211,093	172,719	1,461,274	8,374,321
Stewart Leonard, Jr.	42,177,913	206,998	1,460,175	8,374,321
Gary Johnson	39,367,114	3,018,450	1,459,522	8,374,321

2.       Ratification of the Appointment of CohnReznick LLP. The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for 2016 was ratified, based on the following votes:

			Broker
For	Against	Abstain	Non-Votes
51,624,174	491,342	103,661	230

3.       Advisory Approval of the Compensation of the Company’s Named Executive Officers. The stockholders approved the advisory vote on the compensation of the Company’s Named Executive Officers, based on the following votes:

			Broker
For	Against	Abstain	Non-Votes
31,658,409	12,149,144	37,533	8,374,321

4.       Approval of the 2013 Stock Incentive Compensation Plan Amendment. The stockholders approved an amendment to the Company’s 2013 Stock Incentive Compensation Plan to (i) increase the number of authorized shares of common stock for issuance by 3,500,000 shares and (ii) allow the grant of awards that qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, based on the following votes:

			Broker
For	Against	Abstain	Non-Votes
41,623,352	2,190,516	31,218	8,374,321

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

	By:	/s/ Yehuda Shmidman
		Name:	Yehuda Shmidman
		Title:	Chief Executive Officer

Date: May 27, 2016

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